Office of Secretary of State
       I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF DEAN WITTER PRINCIPAL PLUS FUND L.P. FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF AUGUST, A.D. 1989, AT 18 O'CLOCK A.M.





          Michael Harkins, Secretary of
State AUTHENTICATION:   :





DATE:


82/96/199
8



          CERTIFICATE OF LIMITED PARTNERSHIP

OF

DEAN WITTER PRINCIPAL PLUS FUND L.P.
           The undersigned, desiring to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, Title 6 Delaware Code, Subtitle II, Chapter 17, ?17-101 et seq. (the "Act"), does hereby certify, pursuant to Section 17-201(a) of the Act, as follows:

1.	Name of Limited Partnership.   The name of the
limited partnership is DEAN WITTER PRINCIPAL PLUS FUND L.P.
           2.	Nature of Business.  The nature of the business to
be conducted by the Partnership is to engage in any lawful act or activity for which a limited partnership may be organized under the law of the State of Delaware.
          3. Registered Office and Agent. The address of the Partnership's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name and address of the Partnership's registered agent for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle.
           4. General Partner. The name and the business and mailing address of the sole general partner is Demeter Management Corporation, Two World Trade Center, 22nd Floor, New York, New York 10048.


        This Certificate was duly executed in accordance with, and is being filed pursuant to, the provisions of ?17-201 of the Act and the rights of creditors and partners of the Partnership are intended to be governed by the Act.
	IN WITNESS WHEREOF, the undersigned has executed this of Limited Partnership of Dean Witter Principal Plus Fund
L.P. on August 22nd, 1989.
DEMETER MANAGEMENT CORPORATION,
General Partner


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Exhibit 3.02